Exhibit 24.1

                                POWER OF ATTORNEY
                                -----------------


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wayne R. Weidner and H. Anderson Ellsworth, Esquire, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement (including both pre-effective amendments and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Signatures                Title
     ----------                -----


/s/Gary L. Rhoads              Treasurer (Principal                July 30, 2002
-------------------------      Financial and
Gary L. Rhoads                 Accounting Officer)



/s/John H. Body                Director                            July 30, 2002
-------------------------
John H. Body


                               Director
-------------------------
J. Ralph Borneman, Jr.


/s/Frederick H. Gaige          Director                            July 30, 2002
-------------------------
Frederick H. Gaige


/s/John W. Jacobs              Director                            July 30, 2002
-------------------------
John W. Jacobs


/s/Lawrence T. Jilk, Jr.       Director                            July 30, 2002
-------------------------
Lawrence T. Jilk, Jr.


/s/Frederick P. Krott          Director                            July 30, 2002
-------------------------
Frederick P. Krott

/s/Patricia L. Langiotti       Director                            July 30, 2002
-------------------------
Patricia L. Langiotti


/s/Kenneth A. Longacre         Director                            July 30, 2002
-------------------------
Kenneth A. Longacre


/s/Glenn E. Moyer              Director                            July 30, 2002
-------------------------
Glenn E. Moyer


/s/Robert E. Rigg              Director                            July 30, 2002
-------------------------
Robert E. Rigg


/s/C. Robert Roth              Director                            July 30, 2002
-------------------------
C. Robert Roth


/s/Wayne R. Weidner            Director, Chairman,                 July 30, 2002
-------------------------      President and Chief
Wayne R. Weidner               Executive Officer
                               (Principal Executive
                               Officer)